EXHIBIT 99.1

SERVICE 1ST BANCORP
AUDIT COMMITTEE CHARTER

PURPOSE

          The Audit Committee (“Committee”) is appointed by the Board of Directors to assist the Board of Directors, among other matters, in monitoring the following:

          1.      The integrity of the Company’s financial statements, financial reporting processes and internal controls regarding finance, accounting, regulatory and legal compliance;

          2.      The independence, qualifications and performance of the Company’s independent public accountants;

          3.     The performance of the Company’s internal auditors;

          4.     Communications among the independent public accountants, management, internal auditors, and the Board of Directors; and

          5.     Procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

COMMITTEE MEMBERSHIP

          The Committee shall be comprised of at least three directors. Each member of the Committee shall have the following attributes, subject to permissible exceptions:

          1.     Independence, as defined in applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and, as and if applicable, the Nasdaq Listing Rules, including that a member shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

          2.     The ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.

          At least one member of the Committee shall be an “Audit Committee Financial Expert” as defined in the rules promulgated by the Securities and Exchange Commission, or in the event that no member of the Committee qualifies as an Audit Committee Financial Expert, at least one member of the Committee shall be “financially sophisticated” as defined in the Nasdaq Listing Rules. The members of the Committee shall be appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

MEETINGS

          The Committee shall meet as often as it determines necessary, but not less frequently than quarterly each fiscal year. The Committee shall meet periodically with the Company’s management, independent public accountants, internal auditor, and, as applicable, its compliance officer.

          The Committee may request any officer or employee of the Company, or the Company’s counsel, or independent public accountants, or internal auditors, or compliance officer, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

          The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment of the independent public accountants (subject, if applicable, to shareholder ratification) and for the retention, compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent public accountant shall report directly to the Committee.

          The Committee shall pre-approve all audit services and permissible non-audit services to be performed for the Company by the independent public accountants, subject to any permitted exceptions for pre-approval of non-audit services pursuant to rules and regulations of the Securities and Exchange Commission and/or, as applicable, Nasdaq.

          The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent public accountants for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and to any other advisors employed by the Committee.

          The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

          The Committee shall make regular reports to the Board of Directors. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

          The Committee, to the extent required by applicable rules or regulations of the Securities and Exchange Commission and/or, as applicable, Nasdaq, or as the Committee deems necessary or appropriate, shall perform the following:

          1.      Financial Statement and Disclosure Matters

          (a)     Review with management and the independent public accountants the annual audited financial statements, including disclosures made in the Company’s Annual Report on Form 10-KSB or 10-K, as applicable.

          (b)     Review with management, the independent public accountants, the internal auditors and Company counsel any certification provided by management related to the Company’s financial statements. Review with management, the independent public accountants, and the internal auditors management’s assertion regarding the design effectiveness and operation efficiency of the Company’s internal control over financial reporting and compliance with the applicable laws and regulations.

          (c)     Review with management and the independent public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any material issues as to the adequacy of the Company’s internal controls and any actions taken or adopted in light of material control deficiencies.

          (d)     Review a report by the independent public accountants concerning (i) all critical accounting policies and practices to be used; (ii) alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and (iii) any other material written communications between the independent public accountants and the Company’s management.

          (e)     Review with management and the independent public accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

          (f)      Review with management the Company’s major financial risk exposures and the actions management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

          (g)     Review with the independent public accountants (i) the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as modified or supplemented; (ii) the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the independence of the independent public accountants related thereto; and (iii) matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

          (h)     Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

          2.      Independent Public Accountant Oversight

          (a)     Review the length of time the lead and concurring partner of the independent public accountants’ team has been engaged to audit the Company.

          (b)     On an annual basis, the Committee shall review and discuss with the independent public accountants (i) all relationships they have with the Company that could impair the independent public accountant’s independence; (ii) the independent public accountant’s internal quality control procedures; and (iii) any material issues raised by the most recent internal quality control review or peer review of the independent public accountant’s firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountant’s firm, and the steps taken to deal with those issues.

          (c)     Ensure the rotation of the lead audit partner of the independent public accountants having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the audit to the extent required by applicable law or regulation.

          (d)     Prohibit, to the extent required by applicable law or regulation, the hiring of any employee of the independent public accountants who was engaged on the Company’s account and who would be employed by the Company in a financial reporting oversight role.

          (e)     Meet with the independent public accountants prior to the Company’s audit to discuss the planning and staffing of the audit.

          3.      Internal Audit Oversight

          (a)     Approve the appointment and replacement of the independent firm of internal auditors; including the independence and authority of the auditors’ reporting obligations.

          (b)     Review significant reports to management prepared by the auditors and management’s responses.

          (c)     Review with the auditors and management the auditors’ responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

          (d)     Review the audit scope and audit staffing plan and discuss the completeness of coverage and effective use of audit resources with both the auditors and the independent public accountants.

          (e)     Review with the auditors a progress report on the internal audit plan and any significant changes with explanations for any changes from the original plan.

          (f)     Receive confirmation from both the auditors and the independent public accountants that no limitations have been placed on the scope or nature of their audit process or procedures.

          4.      Compliance and Internal Control Oversight

          (a)     Review reports and disclosures of insider and affiliated party transactions.

          (b)     Review with management and the independent public accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s internal controls, financial statements or accounting policies.

          (c)     Review legal matters that may have a material impact on the financial statements or the Company’s compliance policies with the Company’s counsel.

          (d)     Review the adequacy and effectiveness of the Company’s internal controls and security matters with management, the auditors and the independent public accountants.